UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               September 10, 2013

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Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500
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Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 10, 2013, the Board of Directors (the “Board”) of Joy Global Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company, which took effect immediately. Upon their effectiveness, the Amended and Restated Bylaws superseded the previously existing bylaws, which were adopted by the Company’s Board on December 18, 2006.

As amended, the Company’s Amended and Restated Bylaws include the changes summarized below.

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Article II, Section 8 revises the Company’s voting standard for the election of directors to provide that in uncontested elections, directors will be elected by a majority of votes cast. Under this revised bylaw, if an incumbent director is not elected in an uncontested election, he or she would be required to promptly tender his or her resignation to the Board. The Human Resources and Nominating Committee would then make a recommendation to the Board regarding whether to accept such resignation and the Board would make its determination and disclose its reasoning within 90 days after the date of certification of the election results. In reaching its decision to implement a majority voting standard for the election of directors in uncontested elections, the Board considered the non-binding advisory vote of the Company’s stockholders at the 2013 annual meeting of stockholders, at which 97% of votes cast supported adoption of such a majority voting standard.

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Article II, Section 9 clarifies and confirms procedures for the organization and conduct of meetings of stockholders and Article II, Section 7 now confirms that a quorum, once present, will not cease to exist due to the withdrawal of stockholders.

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Article II, Section 13 revises the Company’s advance notice bylaw with respect to stockholder nomination of director candidates and proposals not subject to inclusion in the Company’s annual meeting proxy materials in order for such matters to be brought before a meeting of stockholders. The amendments establish additional requirements regarding information and conflicts of interest that must be disclosed to the Company in connection with such matters. The revised advance notice bylaw also provides that stockholders submitting business must comply with all applicable requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and confirms that the Amended and Restated Bylaws will not be deemed to affect any right of stockholders to submit proposals for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act The revised advance notice bylaw also provides that the required notice must be delivered to the Company not less than 90 days nor more than 120 days before the first anniversary of the preceding date of the prior year’s annual meeting of stockholders, which corresponds to the period when stockholder proposals may be submitted to the Company pursuant to Rule 14a-8 under the Exchange Act.

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Article II, Sections 15-17 establishes procedures by which action may be taken by the written consent of stockholders, including the record date for such action, the effectiveness of written consents, and the Company’s obligation to retain an independent inspector to review the validity of submitted consents and revocations.

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Assorted provisions establish procedures with respect to use of electronic communications, including to provide that: (i) notice of meetings of stockholders may be delivered electronically (Article II, Section 4); (ii) voting lists may be maintained on a reasonably accessible electronic network and that information required to access the list will be provided with the notice for meetings held by means of remote communications (Article II, Section 6); (iii) the Board may act without a meeting by providing unanimous consent through an electronic transmission (Article III, Section 4); and (iv) notice of a special meeting of the Board may be delivered to directors by electronic transmission.

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Article III, Section 15 now clarifies that any subsequent change to the indemnification provisions of the Amended and Restated Bylaws would not adversely affect any right or protection of any director, officer, employee or agent in effect at the time of such change. In addition, the revision removes reference to the limitation on the Company’s indemnification obligations for claims arising before the effective date of the Company’s plan of reorganization with respect to bankruptcy proceedings commenced on June 7, 1999.

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New Article XIV provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for specified legal proceedings arising between the Company’s stockholders and the Company or its directors, officers, employees or agents.

The Amended and Restated Bylaws also include a number of clerical, technical, conforming and clarifying changes.

This description of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

3.1 Amended and Restated Bylaws of Joy Global Inc., effective September 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: September 16, 2013	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Joy Global Inc., effective September 10, 2013.